Exhibit 10.1




                          $250,000,000

                        CREDIT AGREEMENT

                           dated as of

                        November 20, 1998

                             among


                     ACX TECHNOLOGIES, INC.

                    The Banks Listed Herein

                 BANK OF AMERICA NATIONAL TRUST
                     AND SAVINGS ASSOCIATION
                               and
                       ABN AMRO BANK N.V.,
                          as Co-Agents

                              and

                      WACHOVIA BANK, N.A.,
                            as Agent






                       TABLE OF CONTENTS

                        CREDIT AGREEMENT

                                                         Page
ARTICLE I

     DEFINITIONS                                            1
     SECTION 1.01. Definitions                             19
     SECTION 1.02. Accounting Terms and Determinations     20
     SECTION 1.03. References                              20
     SECTION 1.04. Use of Defined Terms                    20
     SECTION 1.05. Terminology                             20

ARTICLE II

     THE CREDITS                                           20
     SECTION 2.01. Commitments to Lend                     21
     SECTION 2.02. Method of Borrowing Syndicated Loans    23
     SECTION 2.03. Money Market Loans                      28
     SECTION 2.04. Notes                                   28
     SECTION 2.05. Maturity of Loans                       30
     SECTION 2.06. Interest Rates                          32
     SECTION 2.07. Fees                                    34
     SECTION 2.08. Optional Termination or Reduction of
                    Commitments                            34
     SECTION 2.09. Mandatory Reduction and Termination of
                    Commitments                            34
     SECTION 2.10. Optional Prepayments                    34
     SECTION 2.11. Mandatory Prepayments                   35
     SECTION 2.12. General Provisions as to Payments       37
     SECTION 2.13. Computation of Interest and Fees        37

ARTICLE III

     CONDITIONS TO BORROWINGS                              37
     SECTION 3.01. Conditions to First Borrowing           40
     SECTION 3.02. Conditions to All Borrowings            40

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES
     SECTION 4.01. Corporate Existence and Power           41
     SECTION 4.02. Corporate and Governmental
                    Authorization No Contravention         41
     SECTION 4.03. Binding Effect                          41
     SECTION 4.04. Financial Information                   42
     SECTION 4.05. No Litigation                           42
     SECTION 4.06. Compliance with ERISA                   42
     SECTION 4.07. Environmental Matters                   43
     SECTION 4.08. Taxes                                   43
     SECTION 4.09. Subsidiaries                            43
     SECTION 4.10. No Regulatory Restrictions on
                    Borrowing                              44
     SECTION 4.11. Full Disclosure                         44
     SECTION 4.12. Y2K Plan                                44
     SECTION 4.13. Compliance with Laws; Payment of Taxes  45
     SECTION 4.14. Ownership of Property; Liens            45
     SECTION 4.15. No Default                              45
     SECTION 4.16. Capital Stock                           45
     SECTION 4.17. Margin Stock                            45
     SECTION 4.18. Insolvency                              46

ARTICLE V

     COVENANTS                                             46
     SECTION 5.01. Information                             49
     SECTION 5.02. Payment of Obligations                  50
     SECTION 5.03. Maintenance of Property; Insurance      50
     SECTION 5.04. Conduct of Business and Maintenance
                    of Existence                           50
     SECTION 5.05. Compliance with Laws                    51
     SECTION 5.06. Inspection of Property, Books and
                    Records                                51
     SECTION 5.07. Mergers and Sales of Assets             51
     SECTION 5.08. Use of Proceeds                         51
     SECTION 5.09. Negative Pledge                         53
     SECTION 5.10. Debt/Capitalization Ratio               53
     SECTION 5.11. Restricted Debt of Subsidiaries         53
     SECTION 5.12. Debt/EBITDA Ratio                       53
     SECTION 5.13. Restricted Payments                     53
     SECTION 5.14. Lease Payments                          54
     SECTION 5.15. Investments                             54
     SECTION 5.16. Transactions with Affiliates            55
     SECTION 5.17. Dissolution                             55
     SECTION 5.18. Change in Fiscal Year                   55
     SECTION 5.19. Y2K Compliance                          55
     SECTION 5.20. Assumption of ACXGL Senior Notes.       55

ARTICLE VI

     DEFAULTS                                              55
     SECTION 6.01. Events of Default                       58
     SECTION 6.02. Notice of Default                       58

ARTICLE VII

     THE AGENT                                             58
     SECTION 7.01. Appointment; Powers and Immunities      60
     SECTION 7.02. Reliance by Agent                       60
     SECTION 7.03. Defaults                                60
     SECTION 7.04. Rights of Agent and its Affiliates as
                    a Bank                                 61
     SECTION 7.05. Indemnification                         61
     SECTION 7.06. Consequential Damages                   61
     SECTION 7.07. Payee of Note Treated as Owner          62
     SECTION 7.08. Nonreliance on Agent and Other Bank     62
     SECTION 7.09. Failure to Act                          62
     SECTION 7.10. Resignation or Removal of Agent         63

ARTICLE VIII

     CHANGE IN CIRCUMSTANCES; COMPENSATION                 63
     SECTION 8.01. Basis for Determining Interest Rate
                    Inadequate or Unfair                   64
     SECTION 8.02. Illegality                              64
     SECTION 8.03. Increased Cost and Reduced Return       66
     SECTION 8.04. Base Rate Loans Substitute for
                    Euro-Dollar Loans                      67
     SECTION 8.05. Compensation                            68
     SECTION 8.06. Replacement of Banks                    68

ARTICLE IX

     MISCELLANEOUS                                         68
     SECTION 9.01. Notices                                 69
     SECTION 9.02. No Waivers                              69
     SECTION 9.03. Expenses; Documentary Taxes             69
     SECTION 9.04. Indemnification                         70
     SECTION 9.05  Sharing of Setoffs                      71
     SECTION 9.06. Amendments and Waivers                  72
     SECTION 9.07. No Margin Stock Collateral              72
     SECTION 9.08. Successors and Assigns                  75
     SECTION 9.09. Confidentiality                         75
     SECTION 9.10. Representation by Banks                 75
     SECTION 9.11. Obligations Several                     76
     SECTION 9.12. Georgia Law                             76
     SECTION 9.13. Interpretation                          76
     SECTION 9.14. Waiver of Jury Trial; Consent to
                    Jurisdiction                           76
     SECTION 9.15. Counterparts                            77
     SECTION 9.16. Severability                            77
     SECTION 9.17. Interest                                77
     SECTION 9.18. Source of Funds -- ERISA                78


EXHIBIT A-1    Form of Syndicated Loan Note

EXHIBIT A-2    Form of Money Market Loan Note

EXHIBIT B      Form of Opinion of Counsel for the Borrower

EXHIBIT C      Form of Opinion of Jones, Day, Reavis &
               Pogue, Special Counsel for the Banks and the Agent

EXHIBIT D      Form of Assignment and Acceptance

EXHIBIT E      Form of Notice of Borrowing

EXHIBIT F      Form of Compliance Certificate

EXHIBIT G      Form of Closing Certificate

EXHIBIT H      Form of Officer's Certificate

EXHIBIT I      Form of Money Market Quote Request

EXHIBIT J      Form of Money Market Quote

Schedule 4.09 Subsidiaries




                        CREDIT AGREEMENT


          CREDIT AGREEMENT dated as of November 20, 1998, among
ACX TECHNOLOGIES, INC., the BANKS listed on the signature pages hereof, WACHOVIA BANK, N.A., as Agent.

          The parties hereto agree as follows:

                           ARTICLE I

                          DEFINITIONS

          SECTION 1.01. Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

          "ACXGL" means ACX Group, Limited (formerly Britton
Group, plc), a limited company incorporated under the laws of England and Wales with registered number 1816646.

          "ACXGL Senior Notes" means the following series of senior notes issued by ACXGL (under the name of Britton Group, PLC): (i) $45,000,000 7.19% Series A Note maturing January 3, 2006 and (ii) $47,500,000 7.01% Series B Note maturing January 3, 2003.

          "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher
1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage. The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

          "Agent's Letter Agreement" means that certain letter agreement, dated as of September 16, 1998, between the Borrower and the Agent relating to the structure of the financial accommodations set forth herein, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and supplements thereto.

          "Aggregate Commitments" means the sum of all of the Commitments.

          "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

          "Anniversary Date" means each yearly anniversary of the Closing Date.

          "Applicable Margin" has the meaning set forth in
Section 2.06(a).

          "Assignee" has the meaning set forth in Section
9.08(c).

          "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

          "Authority" has the meaning set forth in Section 8.02.

          "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns, and "Banks" means all such Banks.

          "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal
Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

          "Base Rate Loan" means a Syndicated Loan to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing,
Section 2.02, or Article VIII, as applicable.

          "Borrower" means ACX Technologies, Inc., a Colorado corporation, and its successors and its permitted assigns.

          "Borrower's 1997 Form 10-K" means the Borrower's annual report on Form 10-K for 1997, as filed with the SEC pursuant to the Exchange Act.

          "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended June 30, 1998, as filed with the SEC pursuant to the Exchange Act.

          "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower (i) at the same time by all of the Banks, in the case of a Syndicated Borrowing, or (ii) separately by one or more Banks, in the case of a Money Market Borrowing, in each case pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Borrowing is a "Syndicated Borrowing" if it is made pursuant to Section 2.01. A Borrowing is a "Money Market Borrowing" if it is made pursuant to Section 2.03.

          "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

          "CERCLA" means the Comprehensive Environmental Response
Compensation and Liability Act, 42 U.S.C. 9601 et. seq. and its implementing regulations and amendments.

          "CERCLIS" means the Comprehensive Environmental
Response Compensation and Liability Inventory System established pursuant to CERCLA.

          "Change of Law" shall have the meaning set forth in
Section 8.02.

          "Closing Certificate" has the meaning set forth in
Section 3.01(e).

          "Closing Date" means November 20, 1998.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

          "Commitment" means (i) the amount set forth opposite the name of such Bank on the signature pages hereof, and (ii)as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

          "Compliance Certificate" has the meaning set forth in
Section 5.01(c).

          "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated EBITDA" means, for any period (and with respect to any Consolidated Subsidiary acquired during such period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period), Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.

          "Consolidated Intangible Assets" means at any date the amount of (i) all writeups (except write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) after September 30, 1997 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets of the Borrower and its Consolidated Subsidiaries as of such date.

          "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated
Subsidiaries, determined on a consolidated basis for such period.

          "Consolidated Net Income" means, for any period (and with respect to any Consolidated Subsidiary acquired during such period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period), the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

          "Consolidated Net Worth" means, at any time, the consolidated net worth of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

          "Consolidated Operating Income" means, for any period (and with respect to any Consolidated Subsidiary acquired during such period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period), the consolidated operating income of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

          "Consolidated Tangible Assets" means, at any date, the consolidated assets of the Borrower and its Consolidated
Subsidiaries less Consolidated Intangible Assets, all determined as of such date.

          "Consolidated Tangible Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less Consolidated Intangible Assets, all determined as of such date.

          "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated subbsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

          "Consolidated Total Capitalization" means, at any time, the sum of (i) Consolidated Net Worth, and (ii) Consolidated Total Debt.

          "Consolidated Total Debt" means, without duplication, all of the following types of Debt of the Borrower and its Consolidated
Subsidiaries: (i) obligations for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) obligations as lessee under capital leases, (iii) obligations to reimburse any bank or other Person in respect of amounts paid under a letter of credit (other than a trade letter of credit) or similar instrument, (iv) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), and (v) Debt of the types referred to in clauses (i) through (iv), inclusive, of this definition of Persons other than the Borrower or any Guarantor which are Guaranteed by the Borrower or any Consolidated Subsidiary.

          "Credit Exposure" means, with respect to any Bank at any time, (i) the amount of its Commitment (whether used or unused) at such time or (ii) if the Commitments have terminated in their entirety, the aggregate outstanding principal amount of its Loans at such time.

          "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations (and, for purposes of Section 5.09 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

          "Debt/Capitalization Ratio" means the ratio of (i)
Consolidated Total Debt to (ii) Consolidated Total Capitalization.

          "Debt/EBITDA Ratio" means the ratio of (i) Consolidated
Total Debt to (ii) Consolidated EBITDA.

          "Debt Rating" means at any time the rating of the Notes by Moody's or S&P (as such rating may change from time to time, either pursuant to Section 2.06(f) or otherwise) or if only one of them rates the Notes, such rating; provided, that in the event of a (i) split rating, the highest rating shall apply or (ii) double or greater split rating, the level above the lowest rating shall apply.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

          "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "Dollars" or "$" means dollars in lawful currency of the United States of America.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

          "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

          "Euro-Dollar Business Day" means any Domestic Business
Day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Euro-Dollar Loan" means a Syndicated Loan which bears or is to bear interest at a rate based upon the Adjusted London
Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

          "Event of Default" has the meaning set forth in Section
6.01.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time.

          "Facility Fee" has the meaning specified in Section
2.07(b).

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

          "Fiscal Quarter" means any fiscal quarter of the Borrower.

          "Fiscal Year" means any fiscal year of the Borrower.

          "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with
Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

          "Golden Properties" means Golden Properties, Ltd., a partnership in which the Borrower is the general partner and has a 50% interest on the date hereof and which is in the business of developing and selling real property.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Substances" means (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation,
(b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation,
(c) petroleum including, crude oil or any fraction thereof which is not otherwise specifically listed or designated as a hazardous substance under subparagraphs (A) through (F) of section 101(14) of CERCLA, (d) "chemical substances" and "mixtures", as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) pesticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

          (c) no Interest Period may be selected which would end after the Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

          (a) any Interest Period (subject to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) no Interest Period may be selected which would end after the Termination Date.

(3) with respect to each Money Market Borrowing, the period commencing on the date of such Borrowing and ending on the Stated
Maturity Date or such other date or dates as may be specified in the applicable Money Market Quote; provided that:

          (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

          "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement,

          "Loan" means a Base Rate Loan, a Euro-Dollar Loan, a Syndicated Loan, or a Money Market Loan and "Loans" means Base Rate Loans, Euro-Dollar Loans, Syndicated Loans, or Money Market Loans, or any or all of them, as the context shall require.

          "Loan Documents" means this Agreement, the Notes and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or modified from time to time.

          "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on Dow Jones Market Services, Inc. Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

          "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

          "Material Adverse Effect" has the meaning set forth in
Section 4.04(c).

          "Material Debt" means Debt (except Debt outstanding hereunder) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $10,000,000.

          "Material Financial Obligations" means a principal or face amount of Debt (other than the Loans) and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $10,000,000.

          "Material Plan" means, at any time, a Plan or Plans ving aggregate Unfunded Liabilities in excess of $25,000,000.

          "Money Market Borrowing Date" has the meaning specified in Section 2.03.

          "Money Market Loans" means Loans made pursuant to the terms and conditions set forth in Section 2.03.

          "Money Market Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay the Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

          "Money Market Quote" has the meaning specified in
Section 2.03.

          "Money Market Quote Request" has the meaning specified in Section 2.03(b).

          "Money Market Rate" has the meaning specified in
Section 2.03(c)(ii)(C).

          "Moody's" means Moody's Investor Service, Inc.

          "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

          "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such person, after taxes, for such period, as determined in accordance with GAAP.

          "Notes" means, individually and collectively, as the context shall require or permit, each of the Syndicated Notes and the Money Market Notes.

          "Notice of Borrowing" has the meaning set forth in
Section 2.02.

          "Officer's Certificate" has the meaning set forth in
Section 3.01(g).

          "Participant" has the meaning set forth in Section
9.08(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Performance Pricing Determination Date" means (i) at any time no Debt Rating exists, the date (A) such Debt Rating ceases to exist or (B) which is the last date on which financial statements are permitted to be delivered pursuant to Section 5.01(a) or (b), as applicable, or (ii) the date the Debt Rating is issued and each date on which the Debt Rating changes.

          "Permitted Acquisitions" means acquisitions of the stock or assets of another Person if (i) such Person or the assets so acquired is or are to be used in the same or related line of business to the lines of business of the Borrower and its Subsidiaries, (ii) such acquisition does not involve, directly or indirectly, any hostile tender offer for, or other hostile acquisition of, stock of any corporation with a view toward obtaining control of such other corporation and (iii) after giving effect to such acquisition, no Default or Event of Default will be in existence.

          "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the ERISA Group for employees of any member of the ERISA Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

          "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

          "Quarterly Date" means each March 31, June 30,
September 30, and December 31.

          "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

          "Refunding Loan" means a new Syndicated Loan made on the day on which an outstanding Syndicated Loan is maturing or a Base Rate Borrowing is being converted to a Euro-Dollar Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to Section 2.02(c) or remitted to the Agent as provided
Section 2.12, in each case as contemplated in Section 2.02(d).

          "Regulation D" means Regulation D of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation T" means Regulation T of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation X" means Regulation X of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Reported Net Income" means, for any period, the Net
Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis.

          "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the sum of the (i) Syndicated Loans and (ii) Money Market Loans.

          "Restricted Debt of Subsidiaries" means at any time the aggregate principal or face amount of all Debt of Subsidiaries, except Debt of a Subsidiary owed to the Borrower or to a wholly-owned Subsidiary.

          "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase. redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or
(b) any option, warrant or other right to acquire shares of the Borrower's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

          "SEC" means the Securities and Exchange Commission.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

          "Stated Maturity Date" means, with respect to any Money
Market Loan, the Stated Maturity Date therefor specified by the Bank in the applicable Money Market Quote.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Syndicated Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-1, evidencing the obligation of the Borrower to repay Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

          "Syndicated Loans" means Base Rate Loans or Euro-Dollar
Loans made pursuant to the terms and conditions set forth in
Section 2.01.

          "Taxes" has the meaning set forth in Section 2.12(c).

          "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof,
(ii) commercial paper rated at least A-I by S&P (but in no event less than A-3 in the event that the Moody's rating is used) or P-1 by Moody's. (but in no event less than P-3 in the event that the S&P rating is used), (iii) time deposits with, including certificates of deposit issued by, any office located in the clause (i) above entered into an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year after it is acquired by the Borrower or a Subsidiary.

          "Termination Date" means whichever is applicable of (i) November 20, 2000, (ii) such later date to which it is extended by the Banks pursuant to Section 2.05(b), in their sole and absolute discretion, (iii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iv) the date the Borrower terminates the Commitments entirely pursuant to Section 2.08.

          "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

          "Total Debt/EBITDA Ratio" means the ratio of (i)
Consolidated Total Debt to (ii) Consolidated EBITDA.

          "Transferee" has the meaning set forth in Section
9.08(d).

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Syndicated Loans (but not its Money Market Loans).

          "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

          "Y2K Plan" has the meaning set forth in Section 4.12.

          "Year 2000 Compliant and Ready" means that (a) the Borrower's and its Subsidiaries hardware and software systems which are material to the operation of its business will in all material respects: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) store and provide date input information without creating any ambiguity as to the century and; (b) the Borrower has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (i) through (iii) in clause (a) above in this definition.

          SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall objected to determining such compliance on such basis at the time of delivery of such financial statements, (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

          SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

          SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the referred to in Section 4.04).

          SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

          SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

          SECTION 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                           ARTICLE II

                          THE CREDITS

          SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth herein, to make
Syndicated Loans to the Borrower from time to time before the Termination Date; provided that,

          (i) immediately after each such Syndicated Loan is made, the aggregate outstanding principal amount of Syndicated Loans by such Bank shall not exceed the amount of its Commitment, and

          (ii) the aggregate outstanding principal amount of all Syndicated Loans and Money Market Loans shall not exceed the aggregate amount of the Commitments.

Each Syndicated Borrowing under this Section shall be in an aggregate principal amount of (i) for Base Rate Loans, $1,000,000 or any larger integral multiple of $100,000, and for Euro-Dollar Loans, $5,000,000 or any larger integral multiple of $1,000,000, except that any such Syndicated Borrowing may be in the aggregate amount of the Unused Commitments and shall be made from the several Banks ratably in proportion to their respective Commitments.
Within the foregoing limits, the Borrower may borrow under this
Section 2.01, repay or, to the extent permitted by Section 2.10, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date.

          SECTION 2.02. Method of Borrowing Syndicated Loans.
(a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, on the same day for a Base Rate Borrowing, and at least 3 Euro-Dollar Business Days' notice prior to each Euro-Dollar Borrowing (all notices being effective on the day delivered so long as the Agent shall have received same prior to 11:00 A.M., Atlanta, Georgia time) specifying:

          (i) the date of such Syndicated Borrowing, which shall be a Domestic Business Day in the case of a Base
     Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii) the aggregate amount of such Syndicated
     Borrowing,

          (iii) whether the Syndicated Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar
     Loans, and

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest
     Period.

          (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Syndicated Borrowing and such Notice of Borrowing, once received by the Agent, shall not thereafter be revocable by the Borrower.

          (c) Not later than 2:00 P.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address determined pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section 9.01, (i) in the case of a Base Rate Borrowing, no later than 1:00 P.M. (local time at such address) on the same day as such Base Rate Borrowing and (ii) in the case of any other type of Syndicated Borrowing, no later than 4:00 P.M. (local time of such address) on the Domestic Business Day before the date of a Syndicated Borrowing, the Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Synciated Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndiacted Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Symdicated Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (an for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any (i) such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such Syndicated Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

          (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

          (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing or Money Market Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and in such circumstances, all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable).

          (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the
Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Syndicated Borrowing, and the Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the prinicpal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans.

          (g) Notwithstanding anything to the contrary contained herein, including, without limitation Section 2.01 and Section 2.03, there shall not be more than 8 Interest Periods and/or Stated Maturity Dates applicable to the Euro-Dollar Loans and/or Money Market Loans at any given time.

          SECTION 2.03. Money Market Loans. (a) In addition to making Syndicated Borrowings, so long as the Borrower is at pricing Level I, II, III or IV under whichever is applicable of Table A or Table B in Section 2.06(a), the Borrower may, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Borrowings available to the Borrower. The
Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03, provided that:

          (i) the number of interest rates applicable to Money Market Loans which may be outstanding at any given time is subject to the provisions of Section 2.02(g);

          (ii)  the aggregate principal amount of all Money
     Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time; and

          (iii) the Money Market Loans of any Bank will be deemed to be usage of the Commitments for the purpose of calculating availability pursuant to Section 2.01(ii) and 2.03(a)(ii), but will not reduce such Bank's obligation to lend its pro rata share of the remaining Unused Commitment.

          (b) When the Borrower wishes to request offers to make Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit I hereto (a "Money Market Quote Request") so as to be received no later than 11:00 A.M. (Atlanta, Georgia time) at least one Domestic Business Day prior to the date of the Money Market Borrowing proposed therein (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), specifying:

          (i)    the proposed date of such Money Market
     Borrowing, which shall be a Domestic Business Day (the
     "Money Market Borrowing Date");

          (ii) the maturity date (or dates) (each a "Stated Maturity Date") for repayment of each Money Market Loan to be made as part of such Money Market Borrowing (which Stated Maturity Date shall be that date occurring not less than 7 days but not more than 180 days from the date of such Money Market Borrowing); provided that the Stated Maturity Date for any Money Market Loan may not extend beyond the Termination Date (as in effect on the date of such Money Market Quote Request); and

          (iii) the aggregate amount of principal to be requested by the Borrower as a result of such Money Market Borrowing, which shall be at least $5,000,000 (and in larger integral multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated.

The Borrower may request offers to make Money Market Loans having up to 3 different Stated Maturity Dates in a single Money Market Quote Request; provided that the request for each separate Stated Maturity Date shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the immediately preceding sentence, after the first Money Market Quote Request has been given hereunder, the Borrower shall make no more than 1 Money Market Quote Request within any 5 consecutive Domestic Business Days pursuant to this
Section 2.03.

          (c)  (i)    Each Bank may, but shall have no
      obligation to, submit a response containing an offer to make a Money Market Loan substantially in the form of Exhibit J hereto (a "Money Market Quote") in response to any Money Market Quote Request; provided that, if the Borrower's request under Section 2.03(b) specified more than 1 Stated Maturity Date, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Stated Maturity Date and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Agent not later than 10:30 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date; provided that any Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein no later than 10:15 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date (or 15 minutes prior to the time that the other Banks are required to have submitted their respective Money Market Quotes). Subject to Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

               (ii)   Each Money Market Quote shall specify:

                    (A)  the proposed Money Market Borrowing
               Date and the Stated Maturity Date therefor;

                    (B)  the principal amounts of the Money
               Market Loan which the quoting Bank is willing to make for the applicable Money Market Quote, which principal amounts (x) may be greater than or less than the Commitment of the quoting Bank, (y) shall be at least $5,000,000 or a larger integral multiple of $1,000,000, and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

                    (C)  the rate of interest per annum
               (rounded upwards, if necessary, to the nearest 1/100th of 1%) offered for each such Money Market Loan (such rate being hereinafter referred to as the "Money Market Rate"); and

                    (D)  the identity of the quoting Bank.

     Unless otherwise agreed by the Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the maximum principal amounts of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period) and, in particular, no Money Market Quote may be conditioned upon acceptance by the Borrowers of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made.

          (d) The Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:30 A.M. (Atlanta, Georgia time)) on the Money Market Borrowing Date, notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with
Section 2.03(c) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the principal amounts of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

          (e) Not later than 11:00 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date, the Borrower shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice shall specify the aggregate principal amount of offers (for each Stated Maturity Date) that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          (i)    the aggregate principal amount of each Money
     Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $5,000,000 (and in larger integral multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated;

          (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

          (iv) the Borrower may not accept any offer where the Agent has advised the Borrower that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement including without limitation, Section 2.03(a)).

If offers are made by 2 or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Stated Maturity Date, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible (to the nearest $100,000) in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          (f) Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 12:00 P.M. (Atlanta, Georgia time) on the Money Market Borrowing Date, make the appropriate amount of such Money Market Loan available to the Agent at its address referred to in Section 9.01 in immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, not later than 4:00 P.M. (Atlanta, Georgia time), in an account of such Borrower maintained with Wachovia.

          (g) After any Money Market Loan has been funded, the Agent shall notify the Banks of the aggregate principal amount of the Money Market Quotes received and the highest and lowest rates included in such Money Market Quotes.

          SECTION 2.04. Notes. (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

          (b) The Money Market Loans made by any Bank to the Borrower shall be evidenced by a single Money Market Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of the Aggregate Commitments.

          (c) Upon receipt of each Bank's Notes pursuant to
Section 3.01, the Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of each such Bank's Notes shall constitute rebuttable resumptive evidence of the respective principal amounts owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.05. Maturity of Loans. (a) Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest
Period applicable to such Borrowing.

          (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, together with all accrued but unpaid interest thereon, if any, shall be due and payable on November 20, 2000, unless the Termination Date is otherwise extended by the Banks, in their sole and absolute discretion.
Upon the written request of the Borrower, which request shall be delivered to the Agent at least 45 days, but not more than 60 days, prior to each Extension Date (as such term is hereinafter defined), the Banks shall have the option without any obligation whatsoever so to do) of extending the Termination Date for additional one-year periods on each of November 20, 1999 and November 20, 2000 (each, an "Extension Date"). Each Bank shall notify the Borrower and the Agent at least 30 days prior to the relevant Extension
Date whether or not it chooses to extend the Termination Date for such an additional one-year period (but any Bank which fails to give such notice within such period shall be deemed not to have extended); provided, that the Termination Date shall not be extended with respect to any of the Banks unless:


          (i) the Required Banks are willing to extend the Termination Date; and

          (ii) on or before the Extension Date, as to the Commitment of any Bank which gave notice that it chooses not to extend, or which is deemed pursuant to the foregoing not to have extended (any such Bank being a "Terminating Bank"), one of the following shall occur:

               (x) the remaining Banks shall purchase ratable assignments (without any obligation so to do) from such Terminating Bank (in the form of an Assignment and Acceptance) in accordance with their respective percentage of the remaining Aggregate Commitments; provided, that, such Banks shall be provided such opportunity (which opportunity shall allow such Banks at least 5 Domestic Business Days in which to make a decision) prior to the Borrower finding another bank pursuant to the immediately succeeding clause (y); and, provided, further, that, should any of the remaining Banks elect not to purchase such an assignment from any Terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, as the case may be, or

               (y) the Borrower shall find another bank, acceptable to the Agent, willing to accept an assignment from such Terminating Bank (in the form of an Assignment and Acceptance) on or before the Extension Date, or

               (z) the Borrower shall reduce the aggregate
          Commitments in an amount equal to the Commitment of any such Terminating Bank.

          SECTION 2.06. Interest Rates. (a) "Applicable Margin" means:

     (i) for the first 90 days after the Closing Date, (x) for any Base Rate Loan, 0.00%, and (y) for any Euro-Dollar Loan,
0.50%; and

     (ii) thereafter, (x) for any Base Rate Loan, 0.00% and (y) for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to Table A set forth below as to such type of Loan and the Debt/EBITDA Ratio for the four Fiscal Quarters ending immediately prior to such Performance Pricing Determination Date (except in the case of the Performance Pricing Determination Date which occurs 95 days after the end of each Fiscal Year, the Debt/EBITDA Ratio shall be based on such Fiscal Year); provided, that from and after the time that a Debt Rating is assigned by both Moody's and S&P, reference instead shall be made to Table B set forth below as to such type of Loan and the Debt Rating for such quarterly or annual period.


                            TABLE A
-------------------------------------------------------------
           Level I  Level II   Level III  Level IV    Level V
---------- -------  --------   ---------  --------   --------
Debt/      <1.5     >or= 1.5   >or= 2.0   >or= 2.5   >or= 3.0
BITDA       to 1.0   to 1.0     to 1.0     to 1.0     to 1.0
Ratio               but <2.0   but <2.5   but <3.0
                     to 1.0     to 1.0     to 1.0
---------- -------  --------   ---------  --------   --------
Applicable
Margin       0.30%     0.40%       0.50%     0.625%    0.775%
-------------------------------------------------------------



                            TABLE B
-------------------------------------------------------------
           Level I  Level II   Level III   Level IV   Level V
---------- -------  --------   ---------   --------   -------
Debt         >Baa1      Baa1        Baa2        Baa3    <Baa3
Rating         and       and         and         and      and
              BBB+      BBB+         BBB        BBB-     BBB-
---------- -------  --------   ---------   ---------  -------
Applicable
Margin       0.30%     0.40%       0.50%      0.625%   0.825%
-------------------------------------------------------------

           Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such date plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of clause (1)(c) of the definition of Interest Period, have an Interest Period of less than 30 days, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          (c) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Money Market Loan is made until it becomes due, at a rate per annum equal to the applicable Money Market Rate set forth in the relevant Money Market Quote. Such interest shall be payable on the Stated Maturity Date thereof, and, if the Stated Maturity Date occurs more than 90 days after the date of the relevant Money Market Loan, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (e) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

          (f) Upon the request of Agent, at the direction of the Required Banks, made not more than once in any period of 18 consecutive months, the Borrower shall apply to Moody's or S&P for a new (or confirmation of the old) Debt Rating.

          SECTION 2.07. Fees. (a) The Borrower shall pay to the Agent for the ratable account of each Bank a facility fee (the "Facility Fee") on the maximum amount of the Aggregate Commitments in effect for any relevant period, irrespective of usage, calculated in the manner provided in Section 2.06(a)(ii), at a rate per annum equal to (i) for the first 90 days after the Closing Date, 0.20%; and (ii) thereafter, the rate determined on each Performance Pricing Determination Date by reference to Table A set forth below and the Debt/EBITDA Ratio for the four Fiscal Quarters ending immediately prior to such Performance Pricing Determination Date (except in the case of the Performance Pricing Determination Date which occurs 95 days after the end of each Fiscal Year, the Debt/EBITDA Ratio shall be based on such Fiscal
Year); provided, that from and after the time that a Debt Rating is assigned by both Moody's and S&P, reference instead shall be made to Table B set forth below as to the Debt Rating for such quarterly or annual period. The Facility Fee shall accrue at all times from and including the Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each Quarterly Date and on the Termination Date.


                            TABLE A
-------------------------------------------------------------
          Level I  Level II   Level III  Level IV    Level V
--------  -------  --------   ---------  ---------   --------

Debt/      <1.5    >or= 1.5    >or= 2.0   >or= 2.5   >or= 3.0
EBITDA     to 1.0    to 1.0     to 1.0     to 1.0    to 1.0
Ratio               but <2.0   but <2.5   but <3.0
                     to 1.0     to 1.0     to 1.0
--------  -------  --------   ---------  ---------   --------
Facility
Fee         0.15%     0.175%      0.20%     0.225%     0.275%
-------------------------------------------------------------


                            TABLE B
-------------------------------------------------------------
          Level I  Level II   Level III  Level IV    Level V
--------  -------  --------   ---------  ---------   --------

Debt        >Baa1      Baa1       Baa2        Baa3     <Baa3
Rating        and       and        and         and       and
              BBB+     BBB+        BBB         BBB-     BBB-
--------  -------  --------   ---------  ---------   --------
Facility
Fee          0.15%     0.175%    0.20%       0.225%    0.30%
-------------------------------------------------------------


          (b) In determining the amounts to be paid by the Borrower pursuant to Sections 2.06(a), and 2.07(a), the Borrower and the Banks shall refer to the Borrower's Debt Rating, or if Borrower has no Debt Rating, its Debt/EBITDA Ratio, from time to time. Each change in fees as a result of a change in the Borrower's Debt Rating or Debt/EBITDA Ratio shall be effective immediately as of each Performance Pricing Determination Date, and each change in interest as a result of a change in the Borrower's Debt Rating or Debt/EBITDA Ratio shall be effective only for Loans (including Refunding Loans) which are made on or after the relevant Performance Pricing Determination Date. All determinations hereunder shall be made by the Agent unless the Required Banks shall object to any such determination. The Borrower shall promptly notify the Agent of any change in the Debt Rating.

          (c) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter
Agreement.

          SECTION 2.08. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic
Business Days' notice to the Agent (which notice the Agent shall promptly forward to the Banks), terminate at any time, or proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $10,000,000, or any larger integral multiple of $5,000,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) shall be due and payable on the effective date of such termination.

          SECTION 2.09. Mandatory Reduction and Termination of
Commitments.  The Commitments shall terminate on the Termination
Date and any Loans (together with accrued interest thereon) then outstanding shall be due and payable on such date.

          SECTION 2.10. Optional Prepayments. (a) The Borrower may, upon at least 1 Domestic Business Day's notice to the Agent (which notice the Agent shall promptly forward to the Banks), prepay any Base Rate Borrowing in whole or in part at any time, in minimum amounts of $1,000,000, or any larger integral multiple of $100,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

          (b) Except as provided in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan or Money Market Loan prior to the end of the relevant Interest Period.

          (c) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice, once received by the Agent, shall not thereafter be revocable by the Borrower.

          SECTION 2.11. Mandatory Prepayments. On each date on which the Commitments are reduced pursuant to Section 2.08 or
Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans (together with interest accrued thereon) and does not exceed the amount of the Aggregate Commitments as then reduced.

          SECTION 2.12. General Provisions as to Payments.
(a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without any setoff, counterclaim or any deduction whatsoever, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank (and, following the occurrence and during the continuance of an Event of Default, for application by such Bank against amounts owing to such Bank by the Borrower in such order as such Bank shall elect) its ratable share of each such payment received by the Agent for the account of the Banks; provided, that, should the Agent actually receive any relevant payment from the Borrower prior to 11:00 A.M. (Atlanta, Georgia time) on the date when due, the Agent shall initiate the distribution process (by wire or otherwise) to such Bank of each such Bank's ratable portion of any payment received by the Agent prior to 5:00 P.M. (Atlanta, Georgia time).

          (b) Whenever any payment of principal of, or interest on, the Base Rate Loans, Money Market Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

          (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Loan or fee relating thereto, the Borrower shall furnish any Bank, at such Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

          Each Bank which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

          In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

          Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 2.12(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions
(i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.


          SECTION 2.13. Computation of Interest and Fees.
Interest on Base Rate Loans shall be computed on the basis of a 360 day year and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on the Euro-Dollar Loans and the Money Market Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility Fees and any other fees payable hereunder from time to time shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).



                          ARTICLE III

                    CONDITIONS TO BORROWINGS

          SECTION 3.01. Conditions to First Borrowing. The obligation of each Bank to make a Syndicated Loan on the occasion of the first Syndicated Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Agent of the following (in sufficient number of counterparts as to the items described in (a), (c), (d), (e) for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

          (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such counterpart of this Agreement, with the originals to be sent to the Agent by overnight courier;

          (b) a (i) duly executed Syndicated Note and (ii) a duly executed Money Market Note for the account of each Bank complying with the provisions of Section 2.04;

          (c) an opinion letter (together with any opinions of local counsel relied on therein) of Holme, Roberts & Owen, counsel for the Borrower, dated the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

          (d) an opinion letter of Jones, Day, Reavis & Pogue, special counsel for the Banks and the Agent, dated the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

          (e) a certificate (the "Closing Certificate"), dated the Closing Date, substantially in the form of Exhibit G, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

          (f) copies of all financial information pertaining to the Borrower filed by the Borrower or any of its Affiliates with the Securities and Exchange Commission (including, without limitation, on Form 10 and in the Information Statement) reflecting no material change from the pro forma financial information and condition of the Borrower previously furnished to the Agent and the Banks;

          (g) all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Notes, and the other Loan Documents and any other matters relevant hereto, or thereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of the Borrower, substantially in the form of Exhibit H
     (the "Officer's Certificate") signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers, respectively, of the Borrower authorized to execute and deliver the Loan Documents and certified copies of the following items, for the Borrower:
     (i) Certificate of Incorporation, (ii) Bylaws, (iii) a certificate of the Secretary of State of Colorado as to the good standing of each as a corporation in that state, and (iv) the action taken by its Board of Directors authorizing the execution, delivery and performance of this Agreements, the Notes, and the other Loan Documents to which the Borrower is a party;


          (h)  evidence satisfactory to the Agent of
     cancellation of (i) the Credit Agreement dated as of March 23, 1998, as amended among the Borrower and Wachovia Bank, N.A., as Agent, and the other lenders parties thereto and (ii) the Credit Agreement dated as of January 9, 1998, among the Borrower, Morgan Guaranty Trust Company of New York as Agent and the other lenders parties thereto, and in each case, payment in full of all obligations thereunder (provided, that the proceeds of the first Borrowing hereunder may be used for such purpose);

          (i) payment of the fees payable to the Agent, for its own account, pursuant to the Agent's Letter
     Agreement; and

          (j) a Notice of Borrowing or notification pursuant to Section 2.03(e) of acceptance of one or more Money
     Market Quotes, as applicable.

In addition, if the Borrower desires funding of a Euro-Dollar
Loan on the Closing Date, the Agent shall have received, the requisite number of days prior to the Closing Date, a funding indemnification letter satisfactory to it, pursuant to which
(i) the Agent and the Borrower shall have agreed upon the interest rate, amount of Borrowing and Interest Period for such Euro-Dollar Loan, and (ii) the Borrower shall indemnify the Banks from any loss or expense arising from the failure to close on the anticipated Closing Date identified in such letter or the failure to borrow such Euro-Dollar Loan on such date.

           SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make a Syndicated Loan on the occasion of each Syndicated Borrowing is subject to the satisfaction of the following conditions:

          (a)  receipt by the Agent of a Notice of Borrowing;

          (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

          (c)  the fact that the representations and
     warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing (except for the representations and warranties contained in Section 4.09(b), which representations and warranties must be true only as of the Closing Date); and

          (d)  the fact that, immediately after such
     Borrowing, (i) the aggregate outstanding principal amount of the Syndicated Loans of each Bank will not exceed the amount of its Commitment and (ii) the aggregate amount of all of the Syndicated Loans and the Money Market Loans will not exceed the amount of the Aggregate Commitments.

Each Borrowing (both Syndicated and Money Market) shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section; provided that if such Borrowing consists solely of a Refunding Loan, such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section 4.04(c) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Banks.


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Colorado and has all corporate powers and all material governmental licenses, consents, authorizations and approvals required to carry on its business as now conducted.

          SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Borrower's articles of incorporation or by-laws or of any material agreement, judgment, injuction, order, decree or other instrument binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.


          SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, and the other Loan Documents to which the Borrower is a party, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

          SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by Price Waterhouse LLP and set forth in the Borrower's 1997 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

          (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1998 and the related unaudited consolidated statements of income and cash flows for the nine months then ended, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in subsection
(a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).

          (c) Since December 31, 1997 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated
Subsidiaries, considered as a whole (any such change being referred to herein as a "Material Adverse Effect").

          SECTION 4.05. No Litigation. There is no action, suit or proceeding pending against, or to the Borrower's knowledge threatened against or affecting, the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or shich in any manner draws into question the validity or enforceability of this Agreement or the Notes or any of the other Loan Documents.

          SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of complying with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the Borrower's opinion, adequate.

          SECTION 4.09. Subsidiaries. (a) Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     (b) The Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.09, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

          SECTION 4.10. No Regulatory Restrictions on Borrowing. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur debt.

          SECTION 4.11. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect, or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the Borrower's ability to perform its obligations under this Agreement.

          SECTION 4.12. Y2K Plan. The Borrower has developed and has delivered to the Agent and the Banks a comprehensive plan (the "Y2K Plan") for insuring that the Borrower's and its Subsidiaries' software and hardware systems which impact or affect in any material way the business operations of the Borrower and its Subsidiaries' will be Year 2000 Compliant and Ready. All hardware and software systems will be Year 2000 Compliant and Ready by September 1, 1999.

          SECTION 4.13. Compliance with Laws; Payment of Taxes. The Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings. There have been filed on behalf of the Borrower and its Subsidiaries all material Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except for any taxes which are being contested in good faith and by proper proceedings and as to which adequate reserves have been maintained. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended 1990.

          SECTION 4.14. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to or valid lease interests in its material properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.09.

          SECTION 4.15. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which has a reasonable possibility of having or causing a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          SECTION 4.16. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien adverse claim.

          SECTION 4.17. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

          SECTION 4.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement: (i) the Borrower will not (x) be "insolvent," within the meaning of such term as used in O.C.G.A.
Section 18-2-22 or as defined in Section 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonable small capital to engage in any business transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of the Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law.
For purposes of this Section 4.18, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable state law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.


                           ARTICLE V

                           COVENANTS

          The Borrower agrees that, so long as any Bank has any Credit Exposure hereunder or any interest or fees accrued hereunder remain unpaid:

          SECTION 5.01. Information. The Borrower will deliver to the Agent, for prompt redelivery to each of the Banks:

               (a) as soon as available and in any event within 95 days after the end of each Fiscal Year, a consolidated
     Act, and


                           ARTICLE V

                           COVENANTS

          The Borrower agrees that, so long as any Bank has any Credit Exposure hereunder or any interest or fees accrued hereunder remain unpaid:

          SECTION 5.01. Information. The Borrower will deliver to the Agent, for prompt redelivery to each of the Banks:

               (a) as soon as available and in any event within 95 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the SEC by PricewaterhouseCooper LLP or other independent public accountants of nationally recognized standing;

               (b) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated statement of income for such Fiscal Quarter and the related consolidated statement of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of each such statement of income and cash flows in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by the Borrower's chief financial officer or controller;

               (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the Borrower's chief financial officer or controller (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 and 5.09 to 5.15, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

          (e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer, treasurer or the controller of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly after the mailing thereof to the Borrower's shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) filed by the Borrower with the SEC;


          (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan to which Borrower or any member of the ERISA Group has an obligation to contribute is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 404 1 (c) of ERISA, a copy of such notice and other information filed with the PBGC;
     (vi) gives notice of withdrawal from any Plan pursuant to
     Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Borrower's chief financial officer or controller setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;


          (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request;


          (j) simultaneously with the delivery of each set of annual and quarterly financial statements referred to in paragraphs (a) and (b) above, a statement of the Chief Executive Officer, Chief Financial Officer, or Controller of the Borrower to the effect that nothing has come to his or her attention to cause him or her to believe that the Y2K Plan milestones have not been met in a manner such that the Borrower's and its Subsidiaries' hardware and software systems will not be Year 2000 Compliant and Ready by September 1, 1999;

          (k) within 5 Domestic Business Days after the Borrower becomes aware of any material deviations from the Y2K Plan which would cause substantial compliance with the Y2K Plan not to be achieved by September 30, 1999, a statement of the Chief Executive Officer, Chief Financial Officer, or Chief Technology Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (l) promptly upon the receipt thereof, a copy of any third party assessments of the Borrower's Y2K Plan together with any recommendations made by such third party with respect to Year 2000 compliance; and

          (m) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same are contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual thereof.

          SECTION 5.03. Maintenance of Property; Insurance.  (a)
The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will, and will cause each Subsidiary to, maintain (either in the Borrower's name or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts (with no greater risk retention) and against at least such risks as are usually maintained, retained or insured against in the same general area by companies of established repute engaged in the same or a similar business. The Borrower will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

          SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower and its Subsidiaries will continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (i) a merger or consolidation permitted by Section 5.07, (ii) the dissolution of a Subsidiary permitted by Section 5.17, (iii) the merger of a Subsidiary into the Borrower if, after giving effect thereto, no Default shall have occurred and be continuing, or (iv) the merger or consolidation of a Subsidiary with or into a Person other than the Borrower if the corporation surviving such consolidation or merger is a Subsidiary and, after giving effect thereto, no Default shall have occurred and be continuing.

          SECTION 5.05. Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 5.06. Inspection of Property, Books and Records. The Borrower will (i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all dealings and transactions in relation to its business and activities, and (ii) will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be requested.

          SECTION 5.07. Mergers and Sales of Assets. (a) The Borrower will not consolidate or merge with or into any other Person; provided that the Borrower may merge with another Person if (i) the Borrower is the corporation surviving such merger and
(ii) after giving effect to such merger, no Default shall have occurred and be continuing.

     (b) The Borrower and its Subsidiaries will not sell, lease or otherwise transfer, directly or indirectly, any the assets of the Borrower and its Subsidiaries, to any other Person; provided that during any Fiscal Year, the Borrower and its Subsidiaries may sell assets to Persons, other than Golden Properties, so long as (x) the aggregate value of all assets so transferred during any Fiscal Year does not exceed 25% of Consolidated Total Assets as of the end of the immediately preceding Fiscal Year, and (y) the aggregate operating income derived from all assets so transferred during any Fiscal Year does not exeed 25% of Consolidated Operating Income as of the end of the immediately preceding Fiscal Year; provided that for purposes of this Section 5.07(y), $32,700,000 (as an estimate of certain one-time, non-recurring charges) shall be added to Consolidated Operating Income for Fiscal Year 1998.

          SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used by the Borrower for Permitted Acquisitions and general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

          SECTION 5.09. Negative Pledge. Neither the Borrower nor any Subsidiary (other than Golden Properties) will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding
     $10,000,000;

          (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof,

          (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

          (g) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives
     Obligations and (ii) do not secure any single obligation (or class of obligations having a common cause) in an amount exceeding $25,000,000;

          (h)  Liens on cash and cash equivalents securing
     Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000; and

          (i) Liens not otherwise permitted by the foregoing clauses of this Section; provided that the aggregate outstanding principal or face amount of (x) all Debt of the Borrower secured by Liens permitted solely by this clause
     (i) and (y) all Restricted Debt of Subsidiaries shall not at any time exceed (a) from the Closing Date until May 22, 1999, 15% of Consolidated Tangible Assets, and (b) thereafter, 10% of Consolidated Tangible Assets.

          SECTION 5.10. Debt/Capitalization Ratio.  The
Debt/Capitalization Ratio will at all times be less than 0.50 to 1.00.

          SECTION 5.11. Restricted Debt of Subsidiaries. The aggregate outstanding principal or face amount of (x) all Restricted Debt of Subsidiaries and (y) all Debt of the Borrower secured by Liens permitted solely by clause (i) of Section 5.09 will not at any time exceed (a) from the Closing Date until May 22, 1999, 15% of Consolidated Tangible Assets, and (b) thereafter, 10% of Consolidated Tangible Assets.

          SECTION 5.12. Debt/EBITDA Ratio.  At the end of each
Fiscal Quarter, commencing with the Fiscal Quarter ending
December 31, 1998, the Debt/EBITDA Ratio for the Fiscal Quarter then ended and the immediately preceding 3 Fiscal Quarters shall have been less than 3.5 to 1.0.

          SECTION 5.13. Restricted Payments. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to September 30, 1998 does not exceed the sum of (i) $50,000,000 plus (ii) 75% of cumulative Consolidated Net Income (or minus 100% of cumulative consolidated net loss) of the Borrower and its Consolidated Subsidiaries for the period from October 1, 1998 through the end of the most recent full Fiscal Quarter (treated for this purpose as a single accounting period).

          SECTION 5.14. Lease Payments. Neither the Borrower nor any Subsidiary will incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the date hereof) of five years or more if, after giving effect thereto, the aggregate amount of minimum lease payments that the Borrower and its Subsidiaries have so incurred or assumed will exceed $10,000,000 for any calendar year under all such leases (excluding capital leases).

          SECTION 5.15. Investments. Neither the Borrower nor any Subsidiary will hold, make or acquire any Investment in any Person other than:

          (a) Investments existing on the date hereof in Subsidiaries and, subject to the limitations of Section 5.04, additional Investments on or after the date hereof in Subsidiaries (including Subsidiaries acquired or formed after the Closing Date), other than Golden Properties;

          (b)  Temporary Cash Investments;

          (c) loans and advances to employees of the Borrower or a Subsidiary in the ordinary course of business in an aggregate outstanding amount at no time exceeding
     $2,000,000;

          (d)  Permitted Acquisitions; and

          (e) any Investment not otherwise permitted by the foregoing clauses of this Section, other than Investments in Golden Properties, if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (e) does not exceed $50,000,000 at any time outstanding.

          SECTION 5.16. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party that was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

          SECTION 5.17. Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by Section 5.07; provided, that, nothing in the foregoing shall prohibit the termination of the corporate existence of a Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks

          SECTION 5.18. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required
Banks.

          SECTION 5.19. Y2K Compliance. The Borrower will have all material hardware and software systems Year 2000 Compliant and Ready (including all internal and external testing) on or before September 30, 1999.

          SECTION 5.20. Assumption of ACXGL Senior Notes. On or before May 20, 1999, the Borrower shall deliver to the Agent evidence satisfactory to the Agent that the ACXGL Senior Notes have been assumed by the Borrower, with a full release of ACXGL, and rank pari passu with the Borrower's obligations under this Agreement.

                           ARTICLE VI

                            DEFAULTS

          SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay within 5 days of the due date thereof any interest, fee or other amount payable by it hereunder; or

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(e), 5.06(ii), 5.07 through 5.18, inclusive, or Section 5.20; or

          (c) the Borrower shall fail to observe or perform any covenant or agreement (other than those covered by clause
     (a) or (b) above) contained in this Agreement, for 30 days after (i) the Agent gives notice thereof to the Borrower at the request of any Bank, or (ii) the Borrower otherwise becomes aware of such failure; or

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

          (e) the Borrower or any Subsidiary shall fail to make one or more payments in respect of Material Financial
     Obligations when due or within any applicable grace period;
     or

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof, or

          (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000; or

          (j) judgments or orders for the payment of money exceeding $10,000,000 in aggregate amount shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 10 days; or

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 50% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the Borrower's board of directors;

then, and in every such event, the Agent shall:

          (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments or reduce the Commitments ratably to an aggregate amount specified in such notice, whereupon the Commitments shall be so terminated or reduced forthwith;

          (ii) any Bank may terminate its obligation to fund a Money Market Loan in connection with any relevant Money
          Market Quote; and

          (iii) if requested by the Required Banks, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

provided that, if any Event of Default specified in clause (g) or
(h) of this Section occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereon from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

          SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                          ARTICLE VII

                           THE AGENT

          SECTION 7.01. Appointment; Powers and Immunities.
Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.




          SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          SECTION 7.04. Rights of Agent and its Affiliates as a Bank. With respect to the Loans made by the Agent and any Affiliate of the Agent, Wachovia in its capacity as a Bank hereunder and any Affiliate of the Agent or such Affiliate in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though Wachovia were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Agent in its individual capacity. The Agent and any Affiliate of the Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if Wachovia were not acting as the Agent, and the Agent and any Affiliate of the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

          SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

          SECTION 7.06. Consequential Damages. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          SECTION 7.07. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

          SECTION 7.08. Nonreliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

          SECTION 7.09. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

          SECTION 7.10. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving 30 days notice to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such removal or notice of resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.


                          ARTICLE VIII

             CHANGE IN CIRCUMSTANCES; COMPENSATION

          SECTION 8.01. Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period:

          (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

          (b) the Required Banks advise the Agent that the London
     Interbank Offered Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Banks of funding Euro-Dollar Loans for such Interest Period,

the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Agent at least 2 Euro-Dollar Business Days before the date of any such relevant Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

          SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank (but no other Bank unless such other Bank shall have notified the Agent of similar circumstances) to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Loans, Notes or its obligation to make Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

          (iii) shall impose on any Bank (or its Lending Office) or on the United States market for the London interbank market any other condition affecting its Loans, Notes or its obligation to make Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided, however, that the Borrower shall not be responsible to the Banks for any increased cost or reduced return, under this Section 8.03(a) which accrued at any time before that date which is 90 calendar days prior to the date upon which the Borrower is notified of same.

          (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction; provided, however, that the Borrower shall not be responsible to the Banks for any increased cost or reduced return, under this Section 8.03(b) which accrued at any time before that date which is 90 calendar days prior to the date upon which the Borrower is notified of same.

          (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

          SECTION 8.04. Base Rate Loans Substituted for Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section
8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate
     Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related
     Euro-Dollar Loans of the other Banks), and

          (b) after each of its Euro-Dollar Loans, has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

          SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

          (a)  any payment or prepayment (pursuant to Section
2.10, 2.11, 6.01, 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan; or

          (b)  any failure by the Borrower to prepay a
Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

          (c)  any failure by the Borrower to borrow a
Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02; such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on (i) deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

          SECTION 8.06. Replacement of Banks. If any Bank (a "Notice Bank") makes demand for amounts owed under Section 8.03 (other than due to any change in the Eurodollar Reserve Percentage), or gives notice under Section 8.02 that it can no longer participate in Eurodollar Loans, then in each case the Borrower shall have the right, if no Default or Event of Default exists, and subject to the terms and conditions set forth in
Section 9.08(c), to designate an assignee (a "Replacement Bank") to purchase the Notice Bank's share of outstanding Syndicated Loans, Money Market Loans and all other Obligations and to assume the Notice Bank's obligations to the Borrower under this Agreement; provided, that, any Replacement Bank must be reasonably acceptable to the Agent and the Required Banks (and, in any event, may not be an Affiliate of the Borrower). Subject to the foregoing, the Notice Bank agrees to assign without recourse to the Replacement Bank its share of outstanding Syndicated Loans and Money Market Loans and its Commitment, and to delegate to the Replacement Bank its obligations to the Borrower under this Agreement and its future obligations to the Agent under this Agreement. Upon such sale and delegation by the Notice Bank and the purchase and assumption by the Replacement Bank, and compliance with the provisions of Section 9.08(c), the Notice Bank shall cease to be a "Bank" hereunder and the Replacement Bank shall become a "Bank" under this Agreement; provided, however, that any Notice Bank shall continue to be entitled to the indemnification provisions contained elsewhere herein.


                           ARTICLE IX

                         MISCELLANEOUS

          SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 9.01 and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 9.01; provided that notices to the Agent under Article II or
Article VIII shall not be effective until received.

          SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) subject to the terms of the Agent's Letter Agreement, all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Banks and the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and the Banks, including fees and disbursements of counsel and any allocated costs of internal counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

          SECTION 9.04. Indemnification. The Borrower shall indemnify the Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement (except an enforcement action on which the Borrower prevails on the merits) or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including, without limitation, legal fees and any allocated costs of internal counsel) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

          SECTION 9.05 Sharing of Setoffs. Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          SECTION 9.06. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, unless signed by all Banks, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or lower the rate of interest on any Loan or lower any fees hereunder (other than fees payable to the Agent, subject to its consent), (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any Guarantee given to support payment of the Loans.

          (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

          SECTION 9.07. No Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

          (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to
(i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, or (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement, other than a Money Market Loan or Money Market Note or participating interest therein, shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

          (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or in the case of its Syndicated Loans and Commitments, a proportionate part of all its Syndicated Loans and Commitments, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank, subject to clause (iii) below, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) if a Bank is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $5,000,000, and (iii) except during the continuance of a Default, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank (or an Affiliate of a Bank) without the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $3,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee.

          (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and, with the Borrower's consent (which shall not be unreasonably withheld), any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

          (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section
8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

     SECTION 9.09. Confidentiality. Each Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank or its affiliates who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09; provided that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, to the extent permitted by law, any relevant Bank shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

          SECTION 9.10. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes Loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 9.08, the disposition of the Notes and other Loan Documents held by that Bank shall at all times be within its exclusive control.

          SECTION 9.11. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

          SECTION 9.12. Georgia Law.  This Agreement and each
Note shall be construed in accordance with and governed by the law of the State of Georgia.

          SECTION 9.13. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

          SECTION 9.14. Waiver of Jury Trial; Consent to Jurisdiction. The Borrower (a) and each of the Banks and the Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) and each of the Banks and the Agent submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) and each of the Banks and the Agent waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

          SECTION 9.15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          SECTION 9.16. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

          SECTION 9.17. Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable , against the Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

          SECTION 9.18. Source of Funds -- ERISA. Each of the Banks hereby severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                           ACX TECHNOLOGIES, INC.            (SEAL)


                           By:
                               Title:

                           16000 Table Mountain Parkway
                           Golden, Colorado  80401
                           Attention:  Mr. Jed J. Burnham
                           Telecopier number:  (303) 271-7108
                           Confirmation number:  (303) 271-7112


Commitments


$60,000,000                  WACHOVIA BANK, N.A.,
                           as Agent and as a Bank            (SEAL)


                           By:
                               Title:

                           Lending Office
                           Wachovia Bank, N.A.
                           191 Peachtree Street, N.E.
                           Atlanta, Georgia 30303-1757
                           Attention: U.S. Corporate Division
                           Telecopier number: 404-332-6898
                           Confirmation number: 404-332-1159



$32,500,000                 MORGAN GUARANTY TRUST COMPANY
                            OF NEW YORK, as a Bank          (SEAL)


                            By:
                            Title:

                            Domestic Lending Office & Address
                            for Notices
                            60 Wall Street
                            New York, New York 10260-0060
                            Attention:  Loan Department
                            Telecopier number:  (212) 648-5014
                            Confirmation number:  (212) 648-6955


                            Euro-Dollar Lending Office
                            Nassau, Bahamas Office
                            c/o J.P. Morgan Services, Inc.
                            Euro-Loan Servicing Unit
                            902 Market Street
                            Wilmington, Delaware  19801


$43,750,000                 BANK OF AMERICA NATIONAL TRUST  (SEAL)
                            AND SAVINGS ASSOCIATION


                            By:
                            Title:

                            Lending Office
                            GPO Account Administration #5693
                            1850 Gateway Boulevard
                            Concord, California 94520
                            Attention:  Ms. Angela Johnson
                            Telecopier number:  (925) 675-7531
                            Confirmation number:  (925) 675-7337

$43,750,000                 ABN AMRO BANK N.V.            (SEAL)


                            By:
                            Title:


                            By:
                            Title:

                            Lending Office
                            135 S. LaSalle Street
                            Chicago Branch
                            Suite 425
                            Chicago, Illinois 60674-9135
                            Attention:  Mr. Sean M. Stack
                            Telecopier number:  (312) 606-8425
                            Confirmation number:  (312) 904-2543

$30,000,000                 NORWEST BANK COLORADO, N.A.  (SEAL)


                            By:
                            Title:

                            Lending Office
                            1740 Broadway
                            Denver, Colorado 80274-8673
                            Attention:  Ms. Sandra A. Sauer
                            Telecopier number:  (303) 863-6670
                            Confirmation number:  (303) 863-5341

$40,000,000                 TORONTO DOMINION (TEXAS), INC. (SEAL)


                            By:
                            Title:

                            Lending Office
                            909 Fannin
                            Houston, Texas 77010
                            Attention:  Mr. Warren Finlay -
                                        Manager, Credit
                            Telecopier number:  (713) 951-9921
                            Confirmation number:  (713) 653-8208


TOTAL Commitments:
$250,000,000

                                                  EXHIBIT A-1


                         SYNDICATED LOAN NOTE

                       As of November 20, 1998


          For value received, ACX TECHNOLOGIES, INC., a Colorado corporation (the "Borrower"), promises to pay to the order of
       , a                 (the "Bank"), for the account of its
Lending Office, the principal sum of
and No/100 Dollars ($            ), or such lesser amount as shall
equal the unpaid principal amount of each Syndicated Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Syndicated Loan Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

          All Syndicated Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This Syndicated Loan Note is one of the Syndicated Loan Notes referred to in the Credit Agreement dated as of November 20, 1998 among the Borrower, the Banks listed on the signature pages thereof, Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.


     IN WITNESS WHEREOF, the Borrower has caused this Syndicated
Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                   ACX TECHNOLOGIES, INC.   (SEAL)


                                   By:
                                       Title:

                   Syndicated Loan Note (cont'd)


               LOANS AND PAYMENTS OF PRINCIPAL
         Base Rate     Amount    Amount of
         or Euro-      of        Principal   Maturity  Notation
Date     Dollar Loan   Loan      Repaid      Date      Made By









































               SYNDICATED LOANS AND PAYMENTS OF PRINCIPAL
         Base Rate     Amount   Amount of
         or Euro-      of       Principal   Maturity  Notation
Date     Dollar Loan   Loan     Repaid      Date      Made By







































                                             EXHIBIT A-2


                       MONEY MARKET LOAN NOTE

                      As of November 20, 1998


     For value received, ACX TECHNOLOGIES, INC., a Colorado corporation (the "Borrower"), promises to pay to the order of
      , a                  (the "Bank"), for the account of its
Lending Office, the principal sum of
and No/100 Dollars ($            ), or such lesser amount as
shall equal the unpaid principal amount of each Money Market Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Money Market Loan Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

     All Money Market Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This Money Market Loan Note is one of the Money Market Loan Notes referred to in the Credit Agreement dated as of November 20, 1998 among the Borrower, the Banks listed on the signature pages thereof, Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.


     IN WITNESS WHEREOF, the Borrower has caused this Money
Market Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                              ACX TECHNOLOGIES, INC.    (SEAL)


                              By:
                                  Title:


                  Money Market Loan Note (cont'd)


               MONEY MARKET LOANS AND PAYMENTS OF PRINCIPAL
           Amount    Amount of     Stated
           of        Principal     Maturity     Notation
 Date      Loan      Repaid        Date         Made By







































                                                 EXHIBIT B

                            OPINION OF
                     COUNSEL FOR THE BORROWER

                                       [Dated as provided in
                                       Section 3.01 of the Credit
                                       Agreement]


To the Banks and the Agent
Referred to Below
c/o Wachovia Bank, N.A.,
as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attn:  U.S. Corporate Division

Dear Sirs:

         We have acted as counsel for ACX TECHNOLOGIES, INC. (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of November 20, 1998 among the Borrower, the banks listed on the signature pages thereof, Wachovia Bank, N.A., as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by each Bank and by the Agent have been duly authorized by each Bank and by the Agent.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Colorado and has all corporate powers required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Borrower of the Credit Agreement the Notes and the other Loan Documents to which it is a party (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon the Borrower and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         3. The Credit Agreement constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the Notes constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

         4. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement or any Note.

         5. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         6. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment
Company Act of 1940, as amended.

         7. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         8. The choice of Georgia law to govern the Credit Agreement, the Notes, and the other Loan Documents in which such choice is stipulated is a valid and effective choice of law under the laws of the State of Colorado and adherence to existing judicial precedents generally would require a court sitting in the State of New York to abide by such choice of law, unless a fundamental policy of the State of Colorado would be violated.
We are not aware of any provision of the Credit Agreement, the Notes or the other Loan Documents which would violate a fundamental policy of the State of Colorado.

    We are qualified to practice in the State of Colorado and do not purport to be experts on any laws other than the laws of the United States, the State of Colorado and, based upon the general corporate laws of the States of Arkansas, Delaware, Oklahoma, Oregon and Wyoming and this opinion is rendered only with respect to such laws. We have made no independent investigation of the laws of any other jurisdiction.

    This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you, any Assignee, Participant or other Transferee under the Credit Agreement, and Jones, Day, Reavis & Pogue (in connection with the delivery of their opinion to the Agent and the Banks) without our prior written consent.

                             Very truly yours,





                                                 EXHIBIT C


                            OPINION OF
           JONES, DAY, REAVIS & POGUE, SPECIAL COUNSEL
                   FOR THE BANKS AND THE Agent

                                       [Dated as provided in
                                       Section 3.01 of the Credit
                                       Agreement]

To the Banks and the Agent
Referred to Below
c/o Wachovia Bank, N.A.,
as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attn:  U.S. Corporate Division

Dear Sirs:

         We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of November 20, 1998 among ACX TECHNOLOGIES, INC., a Colorado corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks"), Wachovia Bank, N.A., as Agent (the "Agent"), and have acted as special counsel for the Banks and the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement and each of the Notes by or on behalf of the Borrower, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower, each Note constitutes valid and binding obligations of the Borrower, enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement and the Notes may be further limited by the laws of the State of Georgia; provided, however, such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement and the Notes, except for the economic consequences of any procedural delay which may result from such laws.

         In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except
the State of Georgia.   We express no opinion as to the effect of
the compliance or noncompliance of the Agent or any of the Banks with any state or federal laws or regulations applicable to the Agent or any of the Banks by reason of the legal or regulatory status or the nature of the business of the Agent or any of the Banks.

         This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

                             Very truly yours,




                                                 EXHIBIT D


                    ASSIGNMENT AND ACCEPTANCE
                    Dated              ,


         Reference is made to the Credit Agreement dated as of June 13, 1995 (together with all amendments and modifications thereto, the "Credit Agreement") among ACX TECHNOLOGIES, INC., a Colorado corporation (the "Borrower"), the Banks (as defined in the Credit Agreement), Wachovia Bank, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                                          (the "Assignor") and
(the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee
hereby purchases and assumes from the Assignor, a       %
interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined
below) (including, without limitation, a      % interest (which
on the Effective Date hereof is $               ) in the
Assignor's Commitment and a        interest (which on the
Effective Date hereof is $               ) in the Syndicated
Loans [and Money Market Loans] owing to the Assignor and a    %
interest in the Notes held by the Assignor (which on the
Effective Date hereof is $                  ).

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $ and the aggregate outstanding principal amount of the Syndicated Loans [and Money Market Loans] owing to it (without giving effect to assignments thereof which have not yet become effective) is $ ; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Notes referred to in paragraph 1. above and requests that the Agent exchange such Notes for new Notes as follows: a
Syndicated Loan Note dated               ,      in the principal
amount of $              payable to the order of the Assignor
[and a Money Market Loan Note dated              ,      in the
principal amount of $               payable to the order of the
Assignee]].

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof,
(vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action, (viii) makes the representation and warranty contained in Section 9.18 of the Credit Agreement [and (ix) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

         4.   The Effective Date for this Assignment and
Acceptance shall be           , 19   (the "Effective Date").
Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent and, if required by the Credit Agreement, to the Borrower for execution by the Borrower.

         5. Upon such execution and acceptance by the Agent [and execution by the Borrower] [If required by the Credit Agreement], from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section 8.03 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

         6. Upon such execution and acceptance by the Agent [and execution by the Borrower] [If required by the Credit Agreement], from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                             [NAME OF ASSIGNOR]

                             By:
                                Title:


                             [NAME OF ASSIGNEE]

                             By:
                                Title:



                             Lending Office:
                             [Address]

                             WACHOVIA BANK, N.A.,
                             As Agent

                             By:
                                Title:



                             ACX TECHNOLOGIES, INC.

                             By:
                                Title:
                             [IF REQUIRED BY THE CREDIT
                              AGREEMENT]




                                                 EXHIBIT E

                       NOTICE OF BORROWING

                                        ,

Wachovia Bank, N.A., as Agent
191 Peachtree Street, N.W.
Atlanta, Georgia  30303-1757
Attention:  Syndications Group

    Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of November 20, 1998 by and among ACX Technologies, Inc., the Banks from time to time parties thereto, Wachovia Bank, N.A., as Agent.

Gentlemen:

    Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit
Agreement.

    This Notice of Borrowing is delivered to you pursuant to
Section 2.02 of the Credit Agreement.

    The Borrower hereby requests a Syndicated Borrowing in the
aggregate principal amount of $            to be made on
,     , and for interest to accrue thereon at the rate
established by the Credit Agreement for [Base Rate Loans] [Euro-Dollar Loans]. The duration of the Interest Period with respect thereto shall be [30 days] [1 month] [2 months] [3 months] [6 months].

    The Borrower has caused this Notice of Borrowing to be
executed and delivered by its duly authorized officer this
day of            ,      .

                             ACX TECHNOLOGIES, INC.


                             By:
                                Title:






                                                 EXHIBIT F


                      Compliance Certificate


         Reference is made to the Credit Agreement dated as of June 13, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among ACX Technologies, Inc., the Banks from time to time parties thereto, Wachovia Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 5.01(c) of the Credit Agreement,
, the duly authorized                      of ACX Technologies,
Inc. hereby certifies to the Agent and the Banks (i) that the information contained in the Compliance Check List attached
hereto is true, accurate and complete as of         ,    , (ii)
that no Defaults or Events of Default exist and (iii) restates and reaffirms that the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof as though restated on and as of this date.



                                  By:
                                     Title:


                      COMPLIANCE CHECK LIST
                     (ACX Technologies, Inc.)

1.  Mergers and Sales of Assets (Section 5.07)

         (a)  . . .

         (b) The Borrower and its Subsidiaries will not sell, lease or otherwise transfer, directly or indirectly, any the assets of the Borrower and its Subsidiaries, to any other Person; provided that during any Fiscal Year, the Borrower and its Subsidiaries may sell assets to Persons, other than Golden Properties, so long as (x) the aggregate value of all assets so transferred during any Fiscal Year does not exceed 25% of Consolidated Total Assets as of the end of the immediately preceding Fiscal Year, and (y) the aggregate Operating Income derived from all assets so transferred during any Fiscal Year does not exeed 25% of Consolidated Operating Income as of the end of the immediately preceding Fiscal Year.


    (a)  Aggregate amount of assets sold
         during Fiscal Quarter just ended             $

    (b)  Aggregate amount of assets sold
         during 3 prior Fiscal Quarters               $

    (c)  sum of (a) and (b)                           $

    (d)  Consolidated Total Assets as of most
         recent Fiscal Year                           $

    (e)  25% of (d)                                   $

    (f)  Consolidated Operating Income as of most
         recent Fiscal Year                           $

    (g)  25% of (f)                                   $

         Limitation: (c) may not exceed
         lesser of (e) and (g)


2.  Negative Pledge (Section 5.09)

    Neither the Borrower nor any Subsidiary (other than Golden
    Properties) will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) . . . (f);

         (g) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives
    Obligations and (ii) do not secure any single obligation (or class of obligations having a common cause) in an amount exceeding $25,000,000;

         (h)  Liens on cash and cash equivalents securing
    Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000; and

         (i) Liens not otherwise permitted by the foregoing clauses of this Section; provided that the aggregate outstanding principal or face amount of (x) all Debt of the Borrower secured by Liens permitted solely by this clause (i) and (y) all Restricted Debt of Subsidiaries shall not at any time exceed 10% of Consolidated Tangible Assets.

    (a)  Aggregate amount of Liens of the
         types described in clause (g)           $

         Limitation                              $25,000,000

    (b)  Aggregate amount of Liens of the
         types described in clause (h)           $

         Limitation                              $25,000,000

    (c)  Aggregate Restricted Debt of
         Subsidiaries                            $

    (d)  Consolidated Tangible Assets            $

    (e)  Sum of (c) and (d)                      $

    (f)  10% of (e)                              $

    (g)  Aggregate amount of Debt secured
         by liens permitted by paragraphs
         (a) through (h)                         $

         Limitation -- (g) may not exceed (f)

3. Debt/Capitalization Ratio (Section 5.10)

    The Debt/Capitalization Ratio will at all times be less than
    0.50 to 1.00.

    (a) Consolidated Total Debt   Schedule - 1        $

    (b) Consolidated Net Worth                        $

    (c) Sum of (a) and (b)                            $

    (d) Actual ratio of (a) to (c)                    ___ to 1.00

        Permitted Ratio                            < 0.50 to 1.00

4. Restricted Debt of Subsidiaries (Section 5.11)

    The aggregate outstanding principal or face amount of (x) all Restricted Debt of Subsidiaries and (y) all Debt of the Borrower secured by Liens permitted solely by clause (i) of
    Section 5.09 will not at any time exceed 10% of Consolidated
    Tangible Assets.

    (a) sum of lines (c) and (g) of Para. 2 above    $

    (b) 10% of line (d) of Para. 2 above             $

         Limitation--(a) may not exceed (b)

5. Debt/EBITDA Ratio (Section 5.12)

    At the end of each Fiscal Quarter, commencing with the Fiscal
    Quarter ending December 31, 1998, the Debt/EBITDA Ratio for the Fiscal Quarter then ended and the immediately preceding 3
    Fiscal Quarters shall have been less than 3.5 to 1.0.

    (a) Consolidated Net Income   Schedule - 2        $

    (b) Consolidated Interest Expense  Schedule - 2   $

    (c) Taxes  Schedule - 2                           $

    (d) Depreciation  Schedule - 2                    $

    (e) Amortization  Schedule - 2                    $
    (f) Other Non-Cash Charges   Schedule - 2         $

    (g) Sum of (a), plus (b), plus (c), plus (d),
       plus (e), plus (f)                             $

    (h) Actual Ratio of line (a) of Para. 3 above
        to (g)                                           to 1.00

        Permitted Ratio                            < 3.5 to 1.00

6.  Restricted Payments (Section 5.13)

    Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to June 30, 1998 does not exceed the sum of (i) $50,000,000 plus (ii) 75% of cumulative Consolidated Net Income (or minus 100% of cumulative consolidated net loss) of the Borrower and its Consolidated Subsidiaries for the period from July 1, 1998 through the end of the most recent full Fiscal Quarter (treated for this purpose as a single accounting period).

    (a) Restricted Payments declared or paid
        subsequent to June 30, 1998              $

    (b) Cumulative Consolidated Net Income
        from July 1, 1998 to end of most
        recent Fiscal Quarter[1]                 $

    (c) 75% of (b)                               $

    (d) Sum of $50,000,000 and (a) and (c)       $

         Limitation  (a) may not exceed (d)

    (e) Cumulative consolidated net loss[2]
        from July 1, 1998 to end of most
        recent Fiscal Quarter                    $

    (f) Sum of $50,000,000, less (e)             $

         Limitation  (e) may not exceed (f)

7.  Lease Payments (Section 5.14)

    Neither the Borrower nor any Subsidiary will incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the date hereof) of five years or more if, after giving effect thereto, the aggregate amount of minimum lease payments that the Borrower and its Subsidiaries have so incurred or assumed will exceed $10,000,000 for any calendar year under all such leases (excluding capital leases).

    (a) Aggregate amount of minimum lease
        payments for current calendar year
        under lease with a lease term (per
        FASB 13) of 5 or more years              $

         Limitation                                   $10,000,000

8.  Investments (Section 5.15)

 Neither the Borrower nor any Subsidiary will hold, make or acquire any Investment in any Person other than:

         (a) . . . (b)

         (c) loans and advances to employees of the Borrower or a Subsidiary in the ordinary course of business in an aggregate outstanding amount at no time exceeding $2,000,000;

         (d) . . .

         (e) any Investment not otherwise permitted by the foregoing clauses of this Section, other than Investments in Golden Properties, if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (e) does not exceed $50,000,000 at any time outstanding.

    (a) loans and advances in the ordinary
        course of business to employees               $

         Limitation                                   $2,000,000

    (b) Other Investments not permitted
        by clauses (a) through (d), inclusive         $

         Limitation                                   $50,000,000


                      COMPLIANCE CHECK LIST
                     (ACX Technologies, Inc.)

                                    ,

                                                 Schedule - 1

Consolidated Total Debt

(a) Obligations for borrowed money or
    evidenced by bonds, debentures,
    notes or other similar instruments             $

(b) Obligations under capital leases               $

(c) Obligations in respect of letters of credit[3] $

(d) Redeemable Preferred Stock                        $
(e) Guarantees of Obligations of the types
    described in (a) through (d), inclusive[4]   $

         Total Consolidated Total Debt           $


                      COMPLIANCE CHECK LIST
                     (ACX Technologies, Inc.)

                                    ,

                                                 Schedule - 2

Consolidated EBITDA5

(a) Consolidated Net Income for

       quarter                                   $
       quarter                                   $
       quarter                                   $
       quarter                                   $

    Total                                        $

(b) Consolidated Interest Expense for

       quarter                                   $
       quarter                                   $
       quarter                                   $
       quarter                                   $

    Total                                        $

(c) taxes for

       quarter                                   $
       quarter                                   $
       quarter                                   $
       quarter                                   $

    Total                                        $

(d) depreciation for
       quarter                                   $
       quarter                                   $
       quarter                                   $
       quarter                                   $

    Total                                        $

(e) amortization for

       quarter                                   $
       quarter                                   $
       quarter                                   $
       quarter                                   $

    Total                                        $

(f) other non-cash charges for

       quarter                                   $
       quarter                                   $
       quarter                                   $
       quarter                                   $

    Total                                        $

    Total Consolidated EBITDA                    $

_______________________________
[1]  If there was a cumulative consolidated net loss, skip to
     (e)

[2]  Ignore (e) and (f) if (e) is used

[3]  Exclude trade letters of credit

[4] Exclude Guarantees of obligations of the Borrower or any Guarantor

5 With respect to any Consolidated Subsidiary acquired during such period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period.







                                                 EXHIBIT G


                      ACX Technologies, Inc.

                       CLOSING CERTIFICATE


    Reference is made to the Credit Agreement ("the Credit
Agreement") dated as of November 20, 1998, among ACX
Technologies, Inc., the Banks listed therein, Wachovia Bank,
N.A., as Agent. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

    Pursuant to Section 3.01(f) of the Credit Agreement,
                    , the duly authorized
hereby certifies to the Agent and the Banks that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof.

    Certified as of this       day of November 20, 1998.



                                  By:
                                     Printed Name:
                                     Title:



                                                          EXHIBIT H

                      ACX TECHNOLOGIES, INC.

                     SECRETARY'S CERTIFICATE


The undersigned,                                      ,
, Secretary of ACX Technologies, Inc., a Colorado corporation (the "Borrower"), hereby certifies that [s]he has been duly elected, qualified and is acting in such capacity and that, as such, [s]he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit Agreement dated as of November 20, 1998 among the Borrower, Wachovia Bank, N.A. as Agent, and certain other Banks listed on the signature pages thereof, that:

     1. Attached hereto as Exhibit A is a complete and correct copy of the Certificate of Incorporation of the Borrower as in full force and effect on the date hereof as certified by the Secretary of State of the State of Colorado, the Borrower's state of incorporation.

     2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Borrower as in full force and effect on the date hereof.

     3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of
the Borrower on                  , 19   approving, and
authorizing the execution and delivery of, the Credit Agreement, the Notes and the other Loan Documents (as such terms are defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

     4.                            , who is
of the Borrower signed the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time [s]he signed the Credit Agreement, the Notes and other Loan Documents to which the Borrower is a party, and [his/her] signature appearing on the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party is [his/her] genuine signature.

IN WITNESS WHEREOF, the undersigned has hereunto set [his/her]
hand as of the    day of November, 1998.



                                                         EXHIBIT I


                     Money Market Quote Request



 Wachovia Bank, N.A.,
   as Agent
 191 Peachtree Street, N.E.
 Atlanta, Georgia  30303
 Attention:  U.S. Corporate Division

     Re:  Money Market Quote Request

          This Money Market Quote Request is given in accordance with Section 2.03 of the Credit Agreement (as amended or modified from time to time, the "Credit Agreement") dated as of November 20, 1998 among ACX TECHNOLOGIES, INC., the Banks from time to time parties thereto, Wachovia Bank, N.A., as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

     The Borrower hereby requests that the Agent obtain quotes for a Money Market Borrowing based upon the following:

     1.   The proposed date of the Money Market Borrowing shall be
          ,        (the "Money Market Borrowing Date").[1]

     2.   The aggregate amount of the Money Market Borrowing shall
          be $            .[2]

     3.   The Stated Maturity Date(s) applicable to the Money
          Market Borrowing shall be        days.[3]




 [1] The date must be a Domestic Business Day.

 [2] The amount of the Money Market Borrowing is subject to
     Section 2.03(a) and (b).

 [3] The Stated Maturity Dates are subject to Section 2.03(b)(ii).
     The Borrower may request that up to 3 different Stated Maturity Dates be applicable to any Money Market Borrowing, provided, that (i) each such Stated Maturity Date shall be deemed to be a separate Money Market Quote Request and (ii) the Borrower shall specify the amounts of such Money Market Borrowing to be subject to each such different Stated
    Maturity Date.



                            EXHIBIT J


                        Money Market Quote


Wachovia Bank, N.A.
  as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303
Attention:  U.S. Corporate Division

    Re:  Money Market Quote to ACX TECHNOLOGIES, INC. (the
         "Borrower")

         This Money Market Quote is given in accordance with
Section 2.03(c)(ii) of the Credit Agreement (as amended or modified from time to time, the "Credit Agreement") dated as of November 20, 1998 among ACX TECHNOLOGIES, INC., the Banks from time to time parties thereto, Wachovia Bank, N.A., as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

         In response to the Borrower's invitation dated
,     , we hereby make the following Money Market Quote on the
following terms:

    1.   Quoting Bank:

    2.   Person to contact
         at Quoting Bank:

    3.   Date of Borrowing:1*

    4. We hereby offer to make Money Market Loan(s) in the following minimum and maximum principal amounts, for the following Interest Periods and at the following rates:

 Minimum             Maximum
Principal           Principal
(or, net            (or, net             Stated      Rate Per
proceeds)           proceeds)           Maturity     Annum 4*
 Amount 2*           Amount 2*           Date 3*     Interest






* All numbered footnotes appear on the last page of this Exhibit J.






         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to the last sentence of Section 2.03(c)(i) of the Credit Agreement).

                                  Very truly yours,

                                  [Name of Bank]



Dated:                                     By:
                                 Authorized Officer



*1  As specified in the related Money Market Quote Request.

*2 The principal amount bid for each Stated Maturity Date may not exceed the principal amount requested. Money Market
    Quotes must be made for at least $5,000,000 or a larger integral multiple of $1,000,000.

*3  The Stated Maturity Dates are subject to Section 2.03(b)(ii).

*4  Subject to Section 2.03(c)(ii)(C).





                                            Schedule 4.09


                [TO BE UPDATED BY THE BORROWER]

                          Subsidiaries

Name                                        Jurisdiction of
                                            Incorporation

Coors Porcelain Company (operating
   under the trade name Coors
   Ceramics Company)                        Colorado
   Alpha Optical Systems, Inc.              Mississippi
   Alumina Ceramics                         Arkansas
   Coors Ceramicon Designs, Ltd.            Colorado
   Coors Ceramics Electronics, Limited      United Kingdom
   Coors Ceramics, GmbH                     Germany
   Coors Electronic Package Company         Delaware
   Coors Technical Ceramics Company         Tennessee
   Coors Wear Products, Inc.                Colorado
   Wilbanks International, Inc.             Oregon

Golden Aluminum Company                     Colorado
   Golden Pacific Holding Company           Wyoming
      Golden Pacific Aluminum (80%
      Owned)                                Australia
   GAC Technology Company                   Colorado
      Lauener Engineering, AG               Switzerland
      Lauener Engineering, Ltd.             Delaware

Graphic Packaging Corporation               Delaware
   Gravure International Corporation, Inc.  Delaware
      Graphic Packaging Flexible
      Corporation                           Delaware
      Hawkins Street Company, Inc.          North Carolina

Graphic Packaging Holdings Corporation      Canada
   Graphic Packaging Canada Operation       Canada

Golden Technologies Company, Inc.           Colorado
   CLM2, Inc.                               Colorado
   Chronopol, Inc.                          Colorado
      EcoPol, LLC (50% Owned)               Colorado
   Golden Equities, Inc.                    Colorado
      Golden Properties, Ltd. (Controlled
         by general partner Golden
         Equities, Inc.)                    Colorado
      GEI Brokers, Inc.                     Colorado
   Mecor, Inc. (50% Owned)                  Colorado
   Photon Energy, Inc. (operating under
      the name Golden Photon, Inc.)         Colorado
   ZeaGen, Inc. (formerly Coors BioTech,
      Inc.)                                 Colorado
      Indian Sun Distributing Company       Colorado